UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2019

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact Name of Registrant as Specified in its Charter)

Maryland (Sotherly Hotels Inc.) Delaware (Sotherly Hotels LP)	001-32379 (Sotherly Hotels Inc.) 001-36091 (Sotherly Hotels LP)	20-1531029 (Sotherly Hotels Inc.) 20-1965427 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Sotherly Hotels Inc.	☐	Sotherly Hotels LP	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Sotherly Hotels Inc.	☐	Sotherly Hotels LP	☐

Item 8.01.	Other Events.

On May 1, 2019, pursuant to the terms of the Underwriting Agreement, dated April 11, 2019, by and among Sotherly Hotels Inc., a Maryland corporation (the “Company”), Sotherly Hotels LP, a Delaware limited partnership of which the Company is the sole general partner, and Sandler O’Neill & Partners, L.P., as representative of the several underwriters listed therein (the “Underwriters”), relating to the underwritten public offering of 1,080,000 shares of the Company’s 8.25% Series D cumulative redeemable perpetual preferred stock, par value $0.01 (the “Series D Preferred Stock”), which closed on April 18, 2019, the Underwriters partially exercised their option to purchase additional shares of the Series D Preferred Stock (the “Option”) and purchased 120,000 shares of the Series D Preferred Stock from the Company (the “Over-Allotment Shares”) at a price of $25.00 per share less the underwriting discount.

The legal opinion of Baker &McKenzie LLP relating to the legality of the Over-Allotment Shares purchased in connection with the Option is attached as Exhibit 5.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(a) Exhibits.

5.1	Opinion of Baker & McKenzie LLP with respect to the legality of the Over-Allotment Shares.

8.1	Opinion of Baker & McKenzie LLP with respect to tax matters.

23.1	Consent of Baker & McKenzie LLP (included in Exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: May 1, 2019

SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
David R. Folsom
Chief Operating Officer

SOTHERLY HOTELS LP

by its General Partner,
SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
David R. Folsom
Chief Operating Officer

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